                                                                   EXHIBIT 10.13

================================================================================


                      PRODUCT DEVELOPMENT, MANUFACTURING
                             AND SUPPLY AGREEMENT




                                    between




                          LAVIPHARM LABORATORIES INC.




                                      and



                           ENDO PHARMACEUTICALS INC.


                         dated as of October 29, 1999


================================================================================


The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 of the Securities Act of 1933.

            REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.

                               TABLE OF CONTENTS

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                                                             ARTICLE I
                                                             ---------

                                                           DEFINITIONS                                                          1
                                                           -----------

         SECTION 1.01. General. .............................................................................................   1
         ---------------------

                                                            ARTICLE II
                                                            ----------

                                                       PRODUCT DEVELOPMENT                                                      5
                                                       -------------------

         SECTION 2.01. Product Development...................................................................................   5

         SECTION 2.02. Steering Committee....................................................................................   6

         SECTION 2.03. Initial Products. ....................................................................................   6

         SECTION 2.04. Project Committee.....................................................................................   6

         SECTION 2.05. Product Development Plan..............................................................................   6

         SECTION 2.06. Target Specifications. ...............................................................................   6

         SECTION 2.07. Product Specifications. ..............................................................................   7

         SECTION 2.08. Best Reasonable Efforts. .............................................................................   7

         SECTION 2.09. Clinical Development and Regulatory Filings. .........................................................   7

         SECTION 2.10. Lavipharm Participation in Regulatory Process. .......................................................   7

         SECTION 2.11. Commercialization by Endo.............................................................................   7

         SECTION 2.12. Development Exclusivity...............................................................................   8

         SECTION 2.13. Exception to Exclusivity..............................................................................   8

         SECTION 2.14. Right to Exploit Intellectual Property................................................................   8


                                                            ARTICLE III
                                                            -----------

                                                   OWNERSHIP AND LICENSE GRANT                                                  9
                                                   ---------------------------

         SECTION 3.01. License Grant to Endo. ...............................................................................   9

         SECTION 3.02. License Grant to Lavipharm............................................................................   9
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         SECTION 3.03. Ownership of Intellectual Property....................................................................      9

         SECTION 3.04. Joint Ownership.......................................................................................      9

         SECTION 3.05. License of Joint Intellectual Property to Lavipharm...................................................      9

         SECTION 3.06. License of Joint Intellectual Property to Endo........................................................      9


                                                            ARTICLE IV
                                                            ----------

                                                  PROSECUTION AND ENFORCEMENT                                                     10
                                                  ---------------------------

         SECTION 4.01. Maintenance of Intellectual Property..................................................................     10

         SECTION 4.02. Joint Intellectual Property. .........................................................................     10

         SECTION 4.03. Prosecution of Joint Intellectual Property. ..........................................................     10

         SECTION 4.04. Designated Party to Control...........................................................................     10

         SECTION 4.05. Invoicing. ...........................................................................................     11

         SECTION 4.06. Cooperation. .........................................................................................     11

         SECTION 4.07. Designated Party Abandonment..........................................................................     11

         SECTION 4.08. Updates on Developments...............................................................................     11

         SECTION 4.09. Reports...............................................................................................     11

         SECTION 4.10. Infringement of Joint Intellectual Property...........................................................     11

         SECTION 4.11. Enforcement Within Respective Fields. ................................................................     12

         SECTION 4.12. Recoveries............................................................................................     12

         SECTION 4.13. Infringement of Other Intellectual Property. .........................................................     12


                                                             ARTICLE V
                                                             ---------

                                             GRANT OF DISTRIBUTION AND SALE RIGHTS                                                13
                                             -------------------------------------

         SECTION 5.01. Exclusive Distribution Grant..........................................................................     13

         SECTION 5.02. Exclusive Manufacturing Right.........................................................................     13
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                                       ii
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                                                           ARTICLE VI                                                             13
                                                           ----------

                                            MANUFACTURING AND PACKAGING OF PRODUCTS                                               13
                                            ---------------------------------------

         SECTION 6.01. Site of Manufacture...................................................................................     13

         SECTION 6.02. Supply Sources........................................................................................     13

         SECTION 6.03. Manufacturing Specifications. ........................................................................     14

         SECTION 6.04. Packaging Specifications and Promotional Materials....................................................     14

         SECTION 6.05. Manufacturing Efforts.................................................................................     14


                                                            ARTICLE VII
                                                            -----------

                                                PRODUCT PURCHASE PLAN AND ORDERS                                                  14
                                                --------------------------------

         SECTION 7.01. Initial Purchase Plan.................................................................................     14

         SECTION 7.02. Revised and Definitive Purchase Plans. ...............................................................     14

         SECTION 7.03. Updated Purchase Plan.................................................................................     15

         SECTION 7.04. Purchase Requirements.................................................................................     15


                                                           ARTICLE VIII
                                                           ------------

                                                      DELIVERY OF PRODUCT                                                         16
                                                      -------------------

         SECTION 8.01. Delivery of Product...................................................................................     16

         SECTION 8.02. Defective or Non-conforming Product...................................................................     16

         SECTION 8.03. Endo Responsibility...................................................................................     16


                                                            ARTICLE IX
                                                            ----------

                                            DEVELOPMENT FEES AND MILESTONE PAYMENTS                                               16
                                            ---------------------------------------

         SECTION 9.01. Initial Payment. .....................................................................................     16

         SECTION 9.02. Milestone Payments....................................................................................     17

         SECTION 9.03. Development Fee Payment and Invoices..................................................................     17
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                                      iii
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                                                             ARTICLE X
                                                             ---------

                                          TRANSFER PRICE, ROYALTIES AND PAYMENT TERMS                                             17
                                          -------------------------------------------

         SECTION 10.01. Price of Product.....................................................................................     17

         SECTION 10.02. Payment of Transfer Price............................................................................     18

         SECTION 10.03. Royalties............................................................................................     18

         SECTION 10.04. Reporting. ..........................................................................................     18

         SECTION 10.05. Lavipharm Taxes......................................................................................     18

         SECTION 10.06. Endo Taxes. .........................................................................................     18

         SECTION 10.07. Payment Currency.....................................................................................     18

         SECTION 10.08 Right of Audit........................................................................................     18



                                                            ARTICLE XI
                                                            ----------

                                                          INFORMATION                                                             19
                                                          -----------

         SECTION 11.01. Safety and Health Information........................................................................     19

         SECTION 11.02. Periodic Exchange of Information.....................................................................     19

         SECTION 11.03. Product Incidents....................................................................................     19


                                                            ARTICLE XII
                                                            -----------

                                                 REPRESENTATIONS AND WARRANTIES                                                   19
                                                 ------------------------------

         SECTION 12.01. Representations and Warranties of Lavipharm..........................................................     19

         SECTION 12.02. Representations and Warranties of Endo...............................................................     20

         SECTION 12.03. DISCLAIMER...........................................................................................     21


                                                           ARTICLE XIII
                                                           ------------

                                                        INDEMNIFICATION                                                           21
                                                        ---------------

         SECTION 13.01. Lavipharm's Indemnity................................................................................     21

         SECTION 13.02. Endo Indemnity.......................................................................................     21
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                                       iv
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         SECTION 13.03. Indemnification Procedures. .........................................................................     21

         SECTION 13.04. Limitations on Lavipharm's Indemnity.................................................................     22

         SECTION 13.05. Endo Exclusive Remedy. ..............................................................................     22

         SECTION 13.06. Limitations on Endo's Indemnity. ....................................................................     23

         SECTION 13.07. Special Damages. ....................................................................................     23


                                                            ARTICLE XIV
                                                            -----------

                                                         FORCE MAJEURE                                                            23
                                                         -------------

         SECTION 14.01. Notification of Force Majeure. ......................................................................     23

         SECTION 14.02. Effect of Force Majeure. ............................................................................     23

         SECTION 14.03. Cessation of Force Majeure. .........................................................................     24


                                                            ARTICLE XV
                                                            ----------

                                                        CONFIDENTIALITY                                                           23
                                                        ---------------

         SECTION 15.01. Treatment of Confidential Information. ..............................................................     24

         SECTION 15.02. Release from Restrictions. ..........................................................................     24

         SECTION 15.03. Public Announcements and Publications................................................................     25


                                                            ARTICLE XVI
                                                            -----------

                                                      TERM AND TERMINATION                                                        25
                                                      --------------------

         SECTION 16.01. Development Exclusivity Term.........................................................................     25

         SECTION 16.02. Renewal of Development Exclusivity Term. ............................................................     25

         SECTION 16.03. License Term.........................................................................................     25

         SECTION 16.04. Termination of Development Plan. ....................................................................     25

         SECTION 16.05. Term of Agreement....................................................................................     26

         SECTION 16.06. Termination..........................................................................................     26

         SECTION 16.07. Survival.............................................................................................     27
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                                                           ARTICLE XVII
                                                           ------------

                                                         MISCELLANEOUS                                                            26
                                                         -------------

         SECTION 17.01. Assignment...........................................................................................     27

         SECTION 17.02. Successors and Assigns...............................................................................     27

         SECTION 17.03. Notices. ............................................................................................     27

         SECTION 17.04. Waiver...............................................................................................     28

         SECTION 17.05. Failure to Pay. .....................................................................................     29

         SECTION 17.06. Amendment............................................................................................     29

         SECTION 17.07. Entire Agreement. ...................................................................................     29

         SECTION 17.08. Governing Law and Mediation..........................................................................     29

         SECTION 17.09. Counterparts.........................................................................................     29

         SECTION 17.10. Headings.............................................................................................     29

         SECTION 17.11. No Joint Venture/Agency. ............................................................................     29

         SECTION 17.12. Severability. .......................................................................................     30

         SECTION 17.13. Expenses. ...........................................................................................     30

         SECTION 17.14. No Implicit Rights. .................................................................................     30

         SECTION 17.15. Non-Solicitation.....................................................................................     30

         SECTION 17.16. Further Assurances...................................................................................     31
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                                       vi

                      PRODUCT DEVELOPMENT, MANUFACTURING
                             AND SUPPLY AGREEMENT

          THIS PRODUCT DEVELOPMENT, MANUFACTURING AND SUPPLY AGREEMENT (this "Agreement") is made and entered into this 29th day of October 1999 (the
 ---------
"Effective Date"), by and between Lavipharm Laboratories Inc. ("Lavipharm"), a
 --------------                                                 ---------
New Jersey corporation, and Endo Pharmaceuticals Inc. ("Endo"), a Delaware
                                                        ----
corporation (each, a "Party", and collectively, the "Parties").
                      -----                          -------

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, Lavipharm is the owner or licensee of certain Intellectual Property (as defined below) related to the field of transdermal and intra-oral drug delivery, and Endo is the owner or licensee of certain Intellectual Property related to Pain Management (as defined below);

          WHEREAS, Lavipharm is engaged in the business of developing and manufacturing transdermal and intra-oral drug delivery systems;

          WHEREAS, Endo is engaged in the business of developing, marketing and distributing pharmaceuticals related to Pain Management (as defined below); and

          WHEREAS, pursuant to the terms of this Agreement, Lavipharm and Endo desire to cooperate in the development and commercialization of drug delivery systems related to Pain Management utilizing transdermal patches and intra-oral film or wafer-like dosage forms.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

          SECTION 1.01.  General.  As used herein, the following terms shall
                         -------
have the following meanings:

          "Affiliate" shall mean any Person that, directly or indirectly,
           ---------
through one or more intermediaries, Controls, is Controlled by, or is under common Control with another Person.

          "Agreement" shall have the meaning set forth in the Preamble.
           ---------

          "Agreement Term" shall have the meaning set forth in Section 16.05.
           --------------

          "ANDA" shall mean an Abbreviated New Drug Application with the United
           ----
States Food and Drug Administration.

          "Batch" shall mean, for each Final Product, the number of Final
           -----
Product units that comprise a single production run, as specified by the applicable Product Specification.

          "Clinical Development" shall mean, without limitation, post-IND
           --------------------
toxicology studies, absorption, distribution, metabolism and excretion studies to support phase I, II and III clinical trials, the preparation and filing of all applicable IND, ANDA, NDA and equivalent foreign regulatory documents, and obtaining all necessary regulatory, reimbursement and pricing approvals in applicable countries.

          "Confidential Information" shall mean all proprietary information and
           ------------------------
materials (whether or not patentable), disclosed by one Party to the other Party, irrespective of the manner in which a Party disclosed such information, in furtherance of this Agreement, including, but not limited to, substances, formulations, techniques, methodology, equipment, data, reports, correspondence, know-how, manufacturing documentation and sources of supply, as well as the existence of this Agreement.

          "Control" (including the terms "Controlled by" and "under common
           -------                        -------------       ------------
Control with"), with respect to the relationship between or among two or more
------------
Persons, shall mean the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

          "Definitive Product Purchase Plan" shall have the meaning specified in
           --------------------------------
Section 7.02.

          "Deliverables" shall mean all reports, results, Products and all other
           ------------
work product or deliverables of any type, in each case to be delivered by Lavipharm to Endo pursuant to this Agreement.

          "Designated Party" shall have the meaning specified in Section 4.03.
           ----------------

          "Development Exclusivity Term" shall have the meaning set forth in
           ----------------------------
Section 16.01.

          "Development Plan" shall have the meaning set forth in Section 2.05.
           ----------------

          "Distribution Exclusivity Term" applicable to a Final Product, shall
           -----------------------------
mean the period commencing on the initial distribution of such Final Product by Endo in any particular Major Market Country and terminating upon the later of
(i) fifteen (15) years after receipt of Marketing Authorization or (ii) expiration of the Patent in any particular Major Market Country related to such Final Product.

          "Drug" shall mean a therapeutically active ingredient used in the
           ----
Final Product.

          "Effective Date" shall have the meaning set forth in the Preamble.
           --------------

          "Endo" shall have the meaning set forth in the Preamble.
           ----

          "Endo Field" shall mean all fields outside of the Lavipharm Field.
           ----------

          "Endo Intellectual Property" shall mean all Intellectual Property
           --------------------------
owned by or licensed to (with the right to grant sublicenses) Endo, but excluding Joint Intellectual Property.

          "Final Product" shall mean that particular Product formulation
           -------------
developed pursuant to a Development Plan, specifying all details to the degree required for final United States Food and Drug Administration approval, in those particular doses of the Product as is first approved for sale in any Major Market Country.

          "Fully Burdened Manufacturing Cost" shall mean any and all of
           ---------------------------------
following (as determined in accordance with generally accepted accounting principles consistently applied by Lavipharm): direct and indirect costs attributable to materials, production, manufacturing, processing and packaging of a Final Product. Direct costs shall include personnel, supplies, materials, royalties, licensing costs and contracted and outside services attributable to the applicable materials or activities. Indirect costs shall include (i) utilities, equipment and facility-related expenses, and (ii) personnel, supplies and materials expenses of internal services from other departments, in each case, only to the extent specifically applicable to the applicable materials or activities.

          "Fully Burdened Development Cost" shall mean all direct and indirect
           -------------------------------
costs attributable to any aspect of the research and development work and the preparation of regulatory filings undertaken by Lavipharm pursuant to this Agreement including, but not limited to, (i) the fully-loaded costs of all personnel engaged in work in connection with this Agreement calculated on the basis of full-time employment (including salaries, employment-related benefits and payroll taxes) or such appropriate pro rata costs of any personnel engaged on a part-time basis, (ii) all out-of-pocket costs for supplies, materials and the like, and (iii) all facility and overhead expenses allocated by Lavipharm directly to the activities conducted hereunder.

          "IND" shall mean an Investigational New Drug Application with the
           ---
United States Food and Drug Administration.

          "Intellectual Property" shall mean all intellectual property rights,
           ---------------------
including United States and foreign patents and patent applications, divisions, continuations, continuations-in-part, reissues, or extensions thereof, trade secrets, know-how and copyrights, but excluding trademarks and trademark related rights.

          "Joint Intellectual Property" shall mean all Intellectual Property to
           ---------------------------
the extent covering inventions, improvements, modifications, alterations, or enhancements that are made jointly by Lavipharm and Endo during and in the course of developing Products under this Agreement.

          "Lavipharm" shall have the meaning set forth in the Preamble.
           ---------

          "Lavipharm Field" shall mean the field of transdermal, intra-oral and
           ---------------
transmucosal drug delivery, including the development and manufacture of transdermal, intra-oral and transmucosal drug delivery systems, and the development and manufacture of drugs for use in transdermal, intra-oral and transmucosal drug delivery.

          "Lavipharm Intellectual Property" shall mean all Intellectual Property
           -------------------------------
owned by or licensed to (with the right to grant sublicenses) Lavipharm, but excluding (i) Joint Intellectual Property and (ii) Intellectual Property that may be acquired by or licensed to Lavipharm as a result of the transaction contemplated in Section 2.13.

          "Loss" shall have the meaning set forth in Section 13.01.
           ----

          "Major Market Country" shall mean Canada, China, France, Germany,
           --------------------
Italy, Japan, Spain, the United Kingdom or the United States.

          "Marketing Authorization" shall mean approval by the relevant
           -----------------------
governmental authority in a Major Market Country to import, market, promote and/or sell a Final Product in such Major Market Country.

          "NDA" shall mean a New Drug Application with the United States Food
           ---
and Drug Administration.

          "Net Sales" shall mean gross prices invoiced for a Final Product by
           ---------
Endo, or its Affiliates or sublicensees to an unrelated third Party, less (a) trade credits, rebates and allowances actually granted on account of price adjustments, rebate programs, billing errors or the rejection or return of goods, and (b) all taxes (except income taxes), tariffs, duties and other similar governmental charges paid by Endo, all determined in accordance with generally accepted accounting principles applicable in the United States, consistently applied.

          "Non-Clinical Development" shall mean, without limitation, prototype
           ------------------------
design and development, skin flux assay development, skin toxicology assessment, stability assessment, process development, methodology and process validation, the collection of data in support of Endo's regulatory submissions, and the manufacture of Products to be used for clinical trials.

          "Packaging Specifications" for a Final Product shall mean those
           ------------------------
specifications for the packaging of such Final Product as shall be mutually agreed upon by the Parties.

          "Pain Management" shall mean the treatment of pain by the specific and
           ---------------
intentional relief of the pain symptom and shall not include (i) the treatment of the underlying injury or disease causing such pain, which may inherently or supplementally relieve such pain as a result of relief or remission of such injury or disease, or (ii) the treatment of pain by a drug or drug delivery system that provides pain relief as a supplementary benefit to its primary function or indication.

          "Party" or "Parties" shall have the meaning set forth in the Preamble.
           -----      -------

          "Person" shall mean an individual, partnership, joint venture,
           ------
corporation, limited liability company, trust, unincorporated organization or other entity.

          "Product" shall mean a drug delivery system for Pain Management consisting of a transdermal patch or intra-oral film or wafer-like dosage form developed pursuant to this Agreement.

          "Product Specifications" for a Final Product shall mean those
           ----------------------
specifications for such Final Product as shall be mutually agreed by the Parties.

          "Project Committee" shall have the meaning set forth in Section 2.04.
           -----------------

          "Renewal Fee" shall mean (i) for the first renewal, the amount of
           -----------
$1,000,000, and (ii) for each subsequent renewal, an amount to be mutually agreed at such time, but not less than $1,000,000.

          "Rolling Order" shall have the meaning set forth in Section 7.04.
           -------------

          "Steering Committee" shall have the meaning set forth in Section 2.02.
           ------------------

          "Target Amount" shall have the meaning set forth in Section 7.04.
           -------------

          "Target Specifications" shall mean non-binding target specifications
           ---------------------
for a Product established by the Parties in connection with a Development Plan for such Product, including without limitation, the properties listed on Exhibit A hereto.

          "Term Year" shall mean the period from the date hereof until December
           ---------
31, 1999 and each calendar year thereafter during the Agreement Term.

          "Three Month Order" shall have the meaning set forth in Section 7.04.
           -----------------

          "Transfer Price" of a Final Product shall be equal to Lavipharm's
           --------------
Fully Burdened Manufacturing Costs for such Final Product plus *** percent
(***%).

                                  ARTICLE II
                                  ----------
                              PRODUCT DEVELOPMENT
                              -------------------
          SECTION 2.01.  Product Development. Subject to the terms and
                         -------------------
conditions of this Agreement, the Parties shall cooperate to research and develop Products and to commercialize Final Products resultant from such development. Without limiting the performance obligations of the Parties hereunder, in connection with developing and commercializing new Products, Lavipharm shall principally be responsible for research, Non-Clinical Development, and manufacturing of such Products, and Endo shall principally be responsible for Clinical Development, distribution, marketing and selling such Products.

          SECTION 2.02.  Steering Committee. As soon as practicable after the
                         ------------------
Effective Date, each Party shall designate four (4) individuals who shall be members of a Steering Committee (the "Steering Committee"). The Steering
                                      ------------------
Committee shall be comprised of personnel of each Party who function as (i) the head of research and development, (ii) the head of business development, (iii) the head of marketing or sales, and (iv) the chief executive of a Party or, at the option of a Party, another senior member of a Party's management, respectively. The Steering Committee shall meet at least once each calendar quarter and shall be responsible for policy-oriented decisions related to this Agreement, including, but not limited to (i) determining Products to be developed under this Agreement, (ii) reviewing and approving Target Specifications, Development Plans, Packaging Specifications, and Product Specifications, and (iii) resolving disputes concerning the implementation of this Agreement. The members of the Steering Committee shall cooperate in good faith to effectively implement this Agreement and to amicably resolve any disputes or disagreements related to the implementation hereof.

          SECTION 2.03.  Initial Products. Within one hundred eighty (180) days
                         ----------------
of the Effective Date, the Steering Committee shall determine at least one (1) transdermal Product and one (1) intra-oral Product to be developed pursuant to this Agreement.

          SECTION 2.04.  Project Committee. As soon as practicable after the
                         -----------------
identification of a Product to be developed under this Agreement, each Party shall designate at least four (4) individuals as members of a Project Committee ("Project Committee") that shall be responsible for development of such Product.
  -----------------
The heads of research and/or development of each Party shall serve as co-chairpersons of each Project Committee. Each Project Committee shall include members of each Party's technical staff most responsible for the Product being developed by such Project Committee and shall meet at least once each calendar quarter.

          SECTION  2.05. Product Development Plan. Prior to the commencement of
                         ------------------------
the development of a Product, the Project Committee for such Product shall cooperate in good faith to establish a development plan (a "Development Plan")
                                                            ----------------
for such Product in form similar to that set forth in Exhibit B hereto, consisting of, without limitation: (i) a detailed description of the Non-Clinical Development to be performed by Lavipharm; (ii) a detailed description of the Clinical Development to be performed by Endo; (iii) a list of Deliverables and milestones, including detailed written specifications and requirements for each Deliverable; (iv) time deadlines for each Deliverable and/or milestone; (v) schedules for the establishment of Product Specifications for such Product and the commencement of the regulatory approval process by Endo for such Product; and (vi) an estimate of the Fully Burdened Development Costs Lavipharm expects to incur as a result of its activities under the Development Plan. Each Product Development Plan may be modified by the Parties as a particular Development Plan matures; provided, however, that Endo shall promptly reimburse Lavipharm for any additional costs incurred by Lavipharm as a result of such modification.

          SECTION 2.06.  Target Specifications. Pursuant to each Development
                         ---------------------
Plan, the Parties shall jointly develop Target Specifications for the Product to be developed. Such Target Specifications may be modified by the Parties as a particular Development Plan matures.

          SECTION 2.07.  Product Specifications. Pursuant to each Development
                         ----------------------
Plan, and as such Development Plan progresses toward the development of a Final Product, the Parties shall jointly develop detailed Product Specifications and Packaging Specifications for such Final Product, which Product Specifications and Packaging Specifications may be updated from time to time on mutual agreement of the parties. The Product Specifications shall, inter alia, specify the number of Final Product units to be included in a Batch.

          SECTION 2.08.  Best Reasonable Efforts. Lavipharm shall use its best
                         -----------------------
reasonable efforts, subject to the terms and conditions of this Agreement, to develop Products meeting the Target Specifications and Product Specifications. The Parties expressly acknowledge that it may not be practicable or possible with commercially reasonable efforts to develop Products meeting Target Specifications or Product Specifications, and Lavipharm makes no warranty that it will successfully complete development of any Product.

          SECTION 2.09.  Clinical Development and Regulatory Filings. Endo, at
                         -------------------------------------------
its own expense, shall devote its best reasonable efforts to complete the Clinical Development of all Final Products and undertake, complete and obtain, as soon as reasonably practicable, all regulatory filings for all Final Products. Endo shall make all regulatory filings in its name, and at its expense. Lavipharm shall provide reasonable cooperation to Endo in connection with such regulatory filings, at the expense of Endo.

          SECTION 2.10.  Lavipharm Participation in Regulatory Process.
                         ---------------------------------------------
Lavipharm shall be entitled to participate in all regulatory activities undertaken by Endo pursuant to Section 2.09, including (i) to the greatest extent feasible, attendance at any meetings with regulatory bodies or experts in which any activities undertaken by Lavipharm pursuant to this Agreement will be reviewed or discussed, (ii) review of all material regulatory submissions prior to filing, and (iii) receipt of copies of all material communications and filings with regulatory bodies.

          SECTION 2.11.  Commercialization by Endo.  Upon development of a
                         -------------------------
Final Product, Endo shall:

          (a) devote best reasonable efforts to launch such Final Product as soon as reasonably practicable; in no event shall launch of a Final Product occur later than one hundred twenty (120) days after receipt of regulatory approval which permits the sale of such Final Product in any Major Market Country; unless Endo has valid scientific or commercial reasons for such delay;

          (b) use commercially reasonable efforts to advertise, market, distribute and support all Final Products on a continuing basis;

          (c) comply with good business practices and all laws and regulations of the regulatory authorities applicable to it in each country where a Final Product is sold;

          (d) not make any claims, representations, warranties or guarantees to any third party in respect of the specifications, features or capabilities of a Final Product that are inconsistent with information provided by Lavipharm; and

          (e) retain for a period of five (5) years after termination of this Agreement records of all Final Product sales and customers sufficient to adequately administer a recall of any Final Product.

          SECTION 2.12.  Development Exclusivity. During the Development
                         -----------------------
Exclusivity Term, neither Party shall (i) develop Products outside of this Agreement, nor (ii) enter into any agreement with any third party for the development of Products. In the event that Endo intends, at any time, to request Lavipharm to undertake the Non-Clinical Development of any Products in addition to the two Initial Products referred to in Section 2.03 hereinabove, Endo shall provide Lavipharm with written notice of such intention at least three (3) months prior to the expected commencement of such activities by Lavipharm.

          SECTION 2.13.  Exception to Exclusivity. Endo acknowledges that
                         ------------------------
Lavipharm is currently involved in negotiations regarding the acquisition of a third party which, if successful, will prevent Lavipharm from developing, manufacturing and supplying a Product based on one specific molecule exclusively for Endo. Endo agrees that if such negotiations are successful, any obligations of Lavipharm that conflict with any of the exclusivity provisions of this Agreement with regard to such molecule shall be expressly excluded from the exclusivity provisions hereof. Endo also acknowledges that this Agreement does not grant to Endo any right, license or exclusivity under any Intellectual Property that Lavipharm may acquire as a result of such acquisition and that Lavipharm shall have the right to use, license others to use, and fully exploit such Intellectual Property in connection with products and services within the field of Pain Management; provided, however, that Lavipharm shall, if contractually permitted to do so as a result of a successful acquisition, offer to license any Intellectual Property acquired in such acquisition to Endo on an exclusive basis subject to the terms of this Agreement. Endo acknowledges that Lavipharm may consummate acquisitions of other companies subsequent to the Effective Date of this Agreement and further agrees that this Agreement does not grant to Endo any right or license under any Intellectual Property that Lavipharm may acquire as a result of such acquisition, except as provided hereinabove in this Section 2.13.

          SECTION  2.14. Right to Exploit Intellectual Property. Notwithstanding
                         --------------------------------------
the provisions of Section 2.12 and Article V, each Party shall have the right to
(i) use, license others to use, and fully exploit its Intellectual Property in connection with products and services outside the field of Pain Management, (ii) develop, market and sell products and services other than Products, and (iii) enter into any agreement with any third party for the development, marketing and sale of product and services other than Products.

                                  ARTICLE III
                          OWNERSHIP AND LICENSE GRANT
                          ---------------------------

          SECTION 3.01.  License Grant to Endo. Subject to the terms and
                         ---------------------
conditions of this Agreement, Lavipharm hereby grants to Endo a worldwide, exclusive, non-transferable (except as set forth in Section 17.01) license under Lavipharm's Intellectual Property to use, sell, offer for sale and import, but not to make or have made, Products during the License Term; provided, however, that the license granted under this Section shall become non-exclusive upon expiration of the Distribution Exclusivity Term.

          SECTION 3.02.  License Grant to Lavipharm. Subject to the terms and
                         --------------------------
conditions of this Agreement, Endo hereby grants to Lavipharm a worldwide, exclusive, non-transferable (except as set forth in Section 17.01) license under Endo Intellectual Property to make, have made, use or import, but not to sell or offer for sale, Products during the License Term; provided, however, that the
                                                  --------  -------
license granted under this Section shall become non-exclusive upon expiration of the Distribution Exclusivity Term.

          SECTION 3.03.  Ownership of Intellectual Property. Each Party
                         ----------------------------------
acknowledges that any pre-existing Intellectual Property of the other Party is and shall continue to be owned by such other Party, subject to the license rights granted herein. Any inventions, discoveries, improvements, modifications, alterations or enhancements that are made, conceived, discovered or reduced to practice exclusively by a Party during and in the course of performance under this Agreement, together with all Intellectual Property rights therein, shall be owned exclusively by such Party and shall be included in the Intellectual Property of such Party, subject to license to the other Party under the terms hereof.

          SECTION 3.04.  Joint Ownership.  The Parties shall jointly own all
                         ---------------
Joint Intellectual Property, subject to the limitations hereof with respect thereto.

          SECTION 3.05.  License of Joint Intellectual Property to Lavipharm.
                         ---------------------------------------------------
Endo hereby grants to Lavipharm a perpetual, royalty-free, worldwide, exclusive license under all Joint Intellectual Property to make, have made, offer for sale, sell, use, import and export products in the Lavipharm Field, including the right to grant sublicenses to third parties. In the event that Lavipharm commercializes any products utilizing Joint Intellectual Property, Lavipharm shall pay Endo a royalty of *** (***%) of the net sales of such products.

          SECTION 3.06.  License of Joint Intellectual Property to Endo.
                         ----------------------------------------------
Lavipharm hereby grants to Endo a perpetual, royalty-free, worldwide, exclusive license under all Joint Intellectual Property to make, have made, offer for sale, sell, use, import and export products in the Endo Field, including the right to grant sublicenses to third parties In the event that Endo commercializes any products utilizing Joint Intellectual Property licensed under the Section 3.06., Endo shall pay Lavipharm a royalty of *** (***%) of the net sales of such products.

                                  ARTICLE IV
                          PROSECUTION AND ENFORCEMENT
                          ---------------------------

          SECTION 4.01.  Maintenance of Intellectual Property. Except as
                         ------------------------------------
otherwise provided herein, each Party shall, at its own discretion, be responsible for the filing, prosecution and maintenance of patents, patent applications and other registrations and application for registration of its Intellectual Property, excluding Joint Intellectual Property. Neither Party shall have any obligation to file, prosecute or maintain any such patents, patent applications and other registrations and applications for registration of its Intellectual Property.

          SECTION 4.02. Joint Intellectual Property. In the event that either
                        ---------------------------
Party believes that any inventions, improvements, modifications, alterations or enhancements that are made in the course of performance under this Agreement may be Joint Intellectual Property, such Party shall so notify the Steering Committee. The Steering Committee shall thereafter meet in good faith to determine whether such inventions, improvements, modifications, alterations or enhancements are Joint Intellectual Property. In the event the Steering Committee is unable to make such determination, each Party shall designate an experienced intellectual property attorney (in the case of determining inventorship of a possibly patentable invention, a registered United States patent attorney). Such attorneys shall cooperate in good faith to resolve any such inventorship or authorship issues, applying prevailing United States rules and interpretations for determining inventorship, authorship, and ownership.

          SECTION 4.03.  Prosecution of Joint Intellectual Property. The
                         ------------------------------------------
Steering Committee shall determine, subject to approval by the Chief Executive Officers of the respective Parties, which Party shall be responsible for the filing, prosecution and maintenance of each patent application and issued patent in respect of Joint Intellectual Property (the "Designated Party"), with due
                                                ----------------
regard to reasonable concerns, if any, expressed by either Party as to the impact such a filing and prosecution may have on its other rights and technologies, taking into account the nature of the Joint Intellectual Property, and the relationship of such Joint Intellectual Property to the business of each Party. In the event that a Designated Party declines or ceases to prosecute or maintain an item of Joint Intellectual Property, such Party shall immediately notify the other Party, and the other Party shall thereafter have the right to prosecute or maintain such item of Joint Intellectual Property, in its sole discretion, provided that all rights of the declining Party in such item of Joint Intellectual Property, including any and all rights granted to the declining Party pursuant to Section 3.05 or 3.06, shall revert to the other Party in their entirety, and the declining Party shall thereafter have no right to make, have made, offer for sale, sell, use, import or export products using such Joint Intellectual Property.

          SECTION 4.04.  Designated Party to Control. Except as otherwise
                         ---------------------------
provided in this Article IV, the Designated Party shall prosecute and maintain each item of Joint Intellectual Property for which it is responsible using counsel mutually agreed between the Parties, under the direction and control of the Designated Party. The Parties shall equally share the costs of prosecution and maintenance of Joint Intellectual Property. In the event that either Party declines to share such costs, all rights to such Joint Intellectual Property shall revert to the other Party in accordance with the last sentence of Section 4.03. Periodically, but at least quarterly (and not less than sixty (60) days prior to the next upcoming deadline), the Designated Party shall advise the other Party in writing of all upcoming deadlines in connection with Joint Intellectual Property. Unless advised to the contrary by the other Party within thirty (30) days of a deadline for taking action in a particular Joint Intellectual Property registration, the Designated Party shall take the required action. If the Designated Party fails to take a required action in connection with a particular element of Joint Intellectual Property by five (5) business days before the non-extendable deadline for taking such action, the other Party shall have the right, but not the obligation, to take the required action.

          SECTION 4.05.  Invoicing. The Designated Party shall invoice the other
                         ---------
Party for prosecution and maintenance costs as they are incurred, which invoices shall be paid by the other Party within thirty (30) days of receipt thereof.

          SECTION 4.06.  Cooperation. At the request of the Designated Party,
                         -----------
the other Party shall provide reasonable cooperation in connection with prosecution or maintenance of Joint Intellectual Property. Each Party shall make available to the other Party or its respective authorized attorneys, agents or representatives such of its employees as the other Party in its reasonable judgment deems necessary in order to assist such other Party with such prosecution or maintenance. Each Party shall sign or use its best efforts to have signed at no charge to the other Party all legal documents necessary in connection with such prosecution and maintenance.

          SECTION 4.07.  Designated Party Abandonment.  The Designated Party
                         ----------------------------
shall not disclaim, dedicate, or otherwise abandon any Joint Intellectual Property without the express written consent of the other Party.

          SECTION 4.08.  Updates on Developments. The Designated Party shall
                         -----------------------
advise the other Party of any substantial action or development in the prosecution and maintenance of registrations and applications for registration of Joint Intellectual Property, and shall provide the other Party with copies of all material correspondence, including correspondence with the U.S. Patent and Trademark Office, the U.S. Copyright Offices, and other U.S. and foreign governmental authorities, in connection with Joint Intellectual Property.

          SECTION 4.09.  Reports. The Designated Party shall provide the other
                         -------
Party with a report no less frequently than once per year listing all such registrations and applications being handled by the Designated Party, identifying them by country and patent, registration or application number, and briefly describing the status thereof.

          SECTION 4.10.  Infringement of Joint Intellectual Property. In the
                         -------------------------------------------
event that any Party obtains knowledge of any infringement or misappropriation by a third party of any Joint Intellectual Property, such Party shall inform the other Party promptly of such infringement and provide the other Party with any available evidence of such infringement or misappropriation.

          SECTION 4.11.  Enforcement Within Respective Fields. Lavipharm shall
                         ------------------------------------
have the exclusive right to commence, prosecute, and settle or otherwise compromise any dispute, action, suit, or proceeding involving or against any third party believed to have infringed or misappropriated any Joint Intellectual Property within the Lavipharm Field. Endo shall have the exclusive right to commence, prosecute, and settle or otherwise compromise any dispute, action, suit, or proceeding involving or against any third party believed to have infringed or misappropriated any Joint Intellectual Property within the Endo Field. Each Party hereby agrees to be bound by the outcome of any such action, suit or proceeding or by any settlement or other compromise for any and all purposes brought by the other Party. All costs and expenses of such action, suit or proceeding shall be borne by the Party initiating such action. Each Party agrees to cooperate with the other Party in any such action, suit or proceeding, in any way reasonably necessary, including being named as a party to such action if so requested by the other Party or required by law. Each Party shall have the right to participate in and be represented by its own counsel in any such action, suit or proceeding brought by the other Party at the expense of the Party initiating the action. Neither Party shall have a claim of any kind against the other Party based on or arising out of a Party's handling of or decisions concerning any such action, suit, proceeding, settlement, or compromise, and each Party hereby irrevocably releases the other Party from any such claim. The initiating Party may discontinue such action, suit or proceeding if in its sole discretion it determines that such action, suit or proceeding is not advantageous to that Party.

          SECTION 4.12.  Recoveries. All damages or other compensation of any
                         ----------
kind recovered in any action, suit, or proceeding or from any settlement or compromise brought under Section 4.11 shall be for the benefit of the Party that brought such action, suit, or proceeding.

          SECTION 4.13.  Infringement of Other Intellectual Property. In the
                         -------------------------------------------
event that any Party obtains knowledge of any infringement by a third party of any Intellectual Property rights of the other relating to any Final Product, such Party shall inform the other Party promptly of such infringement or misappropriation and provide the other Party with any available evidence of such infringement or misappropriation. Each Party shall use commercially reasonably efforts, at its cost and expense, to terminate the infringement by any third party of that Party's Intellectual Property, including, without limitation, the filing and prosecution of an infringement action or other legal proceeding. Notwithstanding the foregoing, each Party may fail to take, or may discontinue, any action to terminate the infringement or misappropriation if in its sole discretion it determines that such action is not commercially advantageous or cost effective to the Party, provided that it shall notify the other Party of
                             --------
its intention to fail to take or discontinue such action. Each Party shall reasonably assist the other Party in any action or proceeding being prosecuted or defended including being named as a party to such action if so requested by the other Party or required by law. Each Party shall have the right to participate in and be represented by counsel in any such action on proceeding brought or defended by the other Party at the expense of the Party initiating or defending the action or proceeding Neither Party shall have a claim of any kind against the other Party based on or arising out of a Party's handling of or decisions concerning any such action, suit, proceeding, settlement, or compromise, and each Party hereby irrevocably releases the other Party from any such claim.

                                   ARTICLE V
                     GRANT OF DISTRIBUTION AND SALE RIGHTS
                     -------------------------------------

          SECTION 5.01.  Exclusive Distribution Grant. During the Distribution
                         ----------------------------
Exclusivity Term applicable to each Final Product, Lavipharm hereby grants to Endo a worldwide, exclusive, non-transferable (except as set forth in Section 17.01) right to market, distribute and sell such Final Product; provided, however, Lavipharm and its Affiliates shall have the first opportunity to negotiate the exclusive right to market, distribute and sell such Final Product in Greece during the Distribution Exclusivity Term under commercial terms to be negotiated in good faith by the Parties at such time.

          SECTION 5.02.  Exclusive Manufacturing Right. During the Distribution
                         -----------------------------
Exclusivity Term applicable to each Final Product, Endo hereby grants to Lavipharm the worldwide exclusive right to manufacture, have manufactured, and supply to Endo such Final Product. During the Distribution Exclusivity Term applicable to each Final Product, neither Endo nor its Affiliates shall purchase such Final Product from any Person other than Lavipharm.



                                  ARTICLE VI
                    MANUFACTURING AND PACKAGING OF PRODUCTS
                    ---------------------------------------

          SECTION 6.01.  Site of Manufacture. All Final Products shall be
                         -------------------
manufactured at a facility approved by the United States Food and Drug Administration or other equivalent governmental authority of a Major Market Country in which the applicable Final Product is sold. Lavipharm shall promptly notify Endo of any change of the site of manufacture of any Final Product. Endo shall, upon reasonable request, be entitled to conduct an inspection of that portion of any manufacture site used to manufacture any Final Product. Lavipharm shall make commercially reasonable efforts to perform the manufacture of the Product at its own facility or a facility operated by a Lavipharm Affiliate. In the event that the manufacture by Lavipharm or its Affiliate is not feasible, Lavipharm shall have the right, subject to the consent of Endo which shall not be unreasonably withheld, to subcontract all or part of the manufacture to a third party. The determination of whether Lavipharm, a Lavipharm Affiliate or a third party shall perform the manufacturing activities hereunder shall be made jointly by the Parties prior to the completion of the development of the first Product under Article II hereof; provided, however, that Lavipharm shall at all times be responsible for ensuring that all Final Product meets the manufacturing and packaging specifications set forth in this Article VI.

          SECTION 6.02.  Supply Sources. The supply sources for all components
                         --------------
and materials necessary for the manufacture of Final Products shall be chosen by Lavipharm;

provided, however, that Lavipharm shall at all times comply with the Product
--------  -------
Specifications for such Final Product.

          SECTION 6.03.  Manufacturing Specifications. Lavipharm shall
                         ----------------------------
manufacture, or have manufactured, each Final Product so that, at the time of delivery to Endo, such Final Product conforms, in all material respects, to the Product Specifications for such Final Product. In the performance of the manufacturing undertaken by Lavipharm pursuant to this Agreement, Lavipharm shall at all times conform to the quality control requirements of Endo mutually agreed by the Parties prior to the commencement of manufacture.

          SECTION 6.04.  Packaging Specifications and Promotional Materials.
                         --------------------------------------------------
Lavipharm shall manufacture and package each Final Product in accordance with the Packaging Specifications for such Final Product. Unless otherwise requested by Lavipharm, promotional materials and the outside packaging of all Final Products shall include (in easily readable, non-obscured type that is of reasonable size in light of the other names and notices a notice that the Final Product was manufactured by Lavipharm and any reasonable patent or patent application notices of Lavipharm. Such packaging may also contain any Endo trademarks, or other markings designated by Endo. All such markings shall comply with governmental regulations applicable to such packaging.

          SECTION 6.05.  Manufacturing Efforts and Cost. Lavipharm shall
                         ------------------------------
manufacture the Target Amount of Product for each Term Year and, on a schedule to be mutually agreed by the Parties, any additional quantities of Product as may be requested by Endo. The Fully Burdened Manufacturing Cost for each Term Year shall be subject to review and mutual agreement by the Parties at least ninety (90) days prior to the beginning of the particular Term Year; provided however that the Fully Burdened Manufacturing Cost for any Year shall not be less than such Cost for the prior Year unless there have been reductions in the Cost as a result of declines in the costs of raw materials or efficiencies in the manufacturing process.

                                  ARTICLE VII
                       PRODUCT PURCHASE PLAN AND ORDERS
                       --------------------------------

          SECTION 7.01.  Initial Purchase Plan. Upon completion of phase I
                         ---------------------
clinical trials for each Final Product, Endo shall submit to Lavipharm a plan projecting, on an annual basis, the quantity of such Final Product to be ordered and purchased by Endo during the first three years such Final Product will be sold (a "Product Purchase Plan").
         ---------------------

          SECTION 7.02.  Revised and Definitive Purchase Plans. Upon submission
                         -------------------------------------
of an NDA or ANDA, or equivalent filing in any Major Market Country, for a Final Product, Endo shall submit to Lavipharm a Revised Product Purchase Plan projecting, on an annual basis, the quantity of such Final Product to be purchased by Endo during the first three years such Final Product will be sold (the "Revised Product Purchase Plan"). Endo shall update the Revised Product
      -----------------------------
Purchase Plan within fifteen (15) business days of obtaining approval of its NDA or

ANDA, as the case may be, for each Final Product by submitting to Lavipharm a Definitive Product Purchase Plan (the "Definitive Product Purchase Plan"). Lavipharm will have the right to review each Definitive Product Purchase Plan and Endo shall discuss and consider Lavipharm's comments and suggestions reasonably and in good faith.

          SECTION 7.03.  Updated Purchase Plan. Not later than June 30 of each
                         ---------------------
Term Year, Endo shall deliver to Lavipharm a Definitive Product Purchase Plan projecting, on an annual basis, the quantity of each Final Product to be purchased by Endo during the three Term Years immediately following such current Term Year.

          SECTION 7.04.  Purchase Requirements. (a) Endo shall purchase from
                         ---------------------
Lavipharm during each period of three Term Years covered by a Definitive Product Purchase Plan or each Term Year, as the case may be, an amount (the "Target Amount") agreed between the parties for such period or Term Year pursuant to the procedures set forth in subsections (b) and (c) below. For the avoidance of doubt, the Parties acknowledge that the agreed Target Amount may refer both to the individual Target Amount for a specific Term Year and the aggregate Target Amounts for the period covered by the relevant Definitive Product Purchase Plan.

          (b) During each period of three Term Years covered by a Definitive Product Plan, the Target Amount shall be at least 60% of the quantity of Final Product projected to be purchased during such period, and the Target Amount for each Term Year comprising such period shall be determined in the same manner. For the avoidance of doubt, the Parties acknowledge that up to three different Target Amounts may cover the same Term Year (i.e., because the same Term Year will be covered by three different Definitive Product Purchase Plans) and the Parties agree that the requirements for each Term Year under Sections
6.05 and 7.04 shall be analyzed independently for each such Target Amount.

          (c) On or before the twentieth day of every month following the issuance of Marketing Authorization, Endo shall deliver to Lavipharm a written rolling order for the twelve (12) month period beginning on the first day of the following calendar month (as modified on a month-to-month basis, the "Rolling Order") projecting the quantity of Final Product to be purchased by Endo for each month of such period. The projection for the first three months (the "Three Month Order") of each Rolling Order shall constitute a firm purchase order, shall be invoiced as such and shall not be subject to any modification whatsoever. The Three Month Order shall state with specificity the Final Products ordered as well as the specific packaging required (e.g., medical sample or consumer purchase), consistent with applicable Packaging Specifications. Endo shall specify therein, for each month, the quantity of Final Product to be purchased. The remaining nine months of the Rolling Order may be modified by future Rolling Orders. All Rolling Orders for a Final Product that Endo may place with Lavipharm shall be subject to written acceptance by Lavipharm within seven days of receipt of such Rolling Order by Lavipharm and no order shall be effective unless so accepted. Prior to the Term Year in which the first sale of each Final Product will be made, the Parties shall agree on procedures for the delivery of Rolling Orders, such as the timing and method of delivery of the Rolling Orders and the Final Product.



                                 ARTICLE VIII
                              DELIVERY OF PRODUCT
                              -------------------

          SECTION 8.01.  Delivery of Product. Lavipharm shall make best
                         -------------------
reasonable efforts to deliver the total quantity of Final Product specified in a Three Month Order within ninety (90) days of receipt thereof. Lavipharm agrees to consult with Endo if it anticipates any serious difficulties that may jeopardize such delivery and in particular regarding any measures that may be taken to address such difficulties. Ownership of Final Product shall change hands ex-Lavipharm factory at which Lavipharm manufactures the Final Product. All costs for freight, insurance and warehousing outside of such site shall be the responsibility of Endo.

          SECTION 8.02.  Defective or Non-conforming Product. Delivery of Final
                         -----------------------------------
Product in accordance with Section 8.01 shall constitute an unqualified acceptance thereof, and a waiver by Endo of its rights to make any claim against Lavipharm that such Final Product does not conform, in all material respects, to the Product Specifications or the Packaging Specifications of such Final Product (a "Defective Product") unless Endo gives Lavipharm written notice of such claim
    -----------------
within sixty (60) days after delivery of such Final Product to Endo. If such claim is exercised by Endo in due time, Lavipharm shall replace the Defective Product and deliver the replacement Product to Endo's warehouse free of charge; provided, however, that where the characteristics of a Defective Product are
--------  -------
detectable only upon use, the sixty (60) day time period shall not apply and a claim in relation to such a Defective Product may be notified to Lavipharm by Endo up to and until the use-by date specified on the packaging of the Defective Product.

          SECTION 8.03.  Endo Responsibility. Notwithstanding anything to the
                         -------------------
contrary in Section 8.02, Endo shall not be entitled to claim as a Defective Product any Final Product that becomes a Defective Product as a result of improper handling, transportation, storage or any other action or omission on the part of Endo. Endo shall undertake all quality control procedures in respect of Final Product in accordance with agreed specifications promptly after delivery of such Final Product to Endo.

                                  ARTICLE IX
                    DEVELOPMENT FEES AND MILESTONE PAYMENTS
                    ---------------------------------------

          SECTION 9.01.  Initial Payment. Upon execution of this Agreement, Endo
                         ---------------
shall pay Lavipharm an initial, non-refundable payment of $1,000,000. Such payment shall be made by bank wire transfer to an account designated by Lavipharm.

          SECTION 9.02.  Milestone Payments. Endo shall pay Lavipharm the
                         ------------------
following non-refundable payments for each Final Product developed under this
Agreement: (i) $250,000 upon the acceptance of each IND or equivalent in a Major Market Country, (ii) $1,500,000 upon the first submission of an ANDA or equivalent in a Major Market Country, (iii) $1,250,000 upon the first submission of an NDA or equivalent in a Major Market Country, (iv) $2,000,000 upon approval of an ANDA or equivalent in a Major Market Country, and (v) $2,000,000 upon approval of an NDA or equivalent in a Major Market Country. All of the payments required to be made by Endo pursuant to this Section 9.02 shall be made within fifteen (15) days of the particular milestone specified hereinabove.

          SECTION 9.03.  Development Fee Payment and Invoices. Lavipharm shall
                         ------------------------------------
invoice Endo monthly by the 28th day of each month for Fully Burdened Development Costs, and all out-of-pocket expenses for materials and supplies utilized in the Product Development, incurred by Lavipharm in the preceding calendar month. Endo shall pay all amounts due on each invoice within thirty
(30) days of the receipt of such invoice. In no event shall Endo be obligated to pay any amount due on any invoice that it is not obligated to pay under terms of this Agreement. Endo shall promptly notify Lavipharm of any disputed charges on any invoice, and the Parties shall thereafter promptly cooperate with each other to resolve such dispute. Endo shall pay interest at *** (***%) per annum on any amount invoiced by Lavipharm that is not paid within thirty (30) days of Endo's receipt thereof or that is not otherwise in good-faith dispute. Development fees shall be non-refundable; provided, however, that in the event that (i) the parties jointly conclude, after a meeting with the U. S. Patent and Trademark Office examiner handling the patent applications(s) covering Intellectual Property subject of this Agreement, that no patent on any aspect of the Intellectual Property will issue or (ii) if the parties are unable to reach an agreement on the issue described in subsection (i) above and no United States patent has in fact issued on or before December 31, 2001, then, in either event, Endo shall thereafter be entitled to a credit in the aggregate amount of *** against future development costs invoiced by Lavipharm to Endo under this Agreement. During the period in which Endo shall receive the credit against development costs, Lavipharm shall continue to invoice Endo for such costs in the manner hereinabove described, but Endo shall not be required to make any payments of development costs to Lavipharm until the *** credit has been fully utilized.

                                   ARTICLE X
                  TRANSFER PRICE, ROYALTIES AND PAYMENT TERMS
                  -------------------------------------------

          SECTION 10.01. Price of Product. Endo shall purchase each Final
                         ----------------
Product from Lavipharm at the Transfer Price.

          SECTION 10.02. Payment of Transfer Price. Lavipharm shall invoice Endo
                         -------------------------
upon delivery of all Final Products. Endo shall pay to Lavipharm the amount specified on each invoice within sixty (60) days of the date of the invoice.

          SECTION 10.03. Royalties. In addition to the payment of the Transfer
                         ---------
Price to Lavipharm pursuant to Section 10.01, Endo shall pay to Lavipharm a royalty equal to (i) eight percent (8%) of Net Sales of all Final Products sold subsequent to the approval of an NDA or foreign equivalent on such Final Products, and (ii) seven percent (7%) of Net Sales of all Final Products sold subsequent to the approval of an ANDA or foreign equivalent on such Final Products. Royalties shall be payable quarterly with respect to each calendar quarter within 90 days after the end thereof; provided, however, that if a United States Patent covering the Intellectual Property subject of this Agreement has not issued prior to the date on which the first commercial sale of a Final Product has taken place, Endo shall be entitled to a credit in the aggregate amount $200,000 against royalties otherwise due hereunder. In such event, Endo shall continue to provide quarterly reports to Lavipharm as required by Section 10.04 hereinafter, but shall not be required to make any royalty payments to Lavipharm until the $200,000 credit has been fully utilized.

          SECTION 10.04. Reporting. Within 90 days after the end of each
                         ---------
calendar quarter, Endo shall provide to Lavipharm a report setting forth in reasonable detail the basis for determining the amount of royalties due to Lavipharm for the preceding calendar quarter, signed by a duly authorized officer of Endo. The report shall include, at a minimum, the following information with respect to the applicable calendar quarter: (a) the Net Sales, together with a statement breaking down in reasonable detail the components thereof, (b) the total quantity of Final Product sold or otherwise transferred by Endo or any of its Affiliates, (c) the average gross prices invoiced by Endo or any of its Affiliates, and (d) total royalties accrued.

          SECTION 10.05. Lavipharm Taxes Except to the extent necessary to
                         ---------------
comply with any legal requirement, Endo shall pay to Lavipharm, in addition to the Transfer Price for each Final Product, the amount of all excise taxes, sales taxes, value added taxes, transfer taxes, or similar taxes or levies and/or other charges relating to the transactions contemplated by this Agreement (except taxes based on income) that Lavipharm may be required to pay with respect to the sale of any Final Product as contemplated by this Agreement, including any royalties payable hereunder.

          SECTION 10.06. Endo Taxes. Endo shall collect and pay to each
                         ----------
appropriate governmental authority any sales tax, value added tax, transfer tax, or similar tax or levy imposed by any jurisdiction in connection with the activities of Endo hereunder, other than taxes based upon the income of Lavipharm.

          SECTION 10.07. Payment Currency. Unless otherwise specified in this
                         ----------------
Agreement, all references to money payments, currency, monetary values and dollars or U.S. dollars mean United States dollars and all payments hereunder shall be made in United States dollars. Net sales of Final Products recorded in foreign currency shall be converted into

U. S. dollars at the exchange rate certified by Citibank, N. A. on the last day of each calendar quarter in which royalties are due.

          SECTION 10.08. Right of Audit. In order to verify the accuracy of the
                         --------------
royalty payments made hereunder, Lavipharm shall have the right to audit the books and records of Endo pertaining to the sales of Final Products. In order to verify Lavipharm's Fully Burdened Manufacturing Costs and the Transfer Prices payable by Endo hereunder, Endo shall have the right to audit the books and records of Lavipharm pertaining thereto. Such audits shall occur no more frequently than once a year and shall take place at reasonable times and upon reasonable notice.

                                  ARTICLE XI
                                  INFORMATION
                                  -----------

          SECTION 11.01. Safety and Health Information. Endo shall make
                         -----------------------------
available to Lavipharm, upon its request, a summary of the safety and health information Endo has gathered on any Final Product.

          SECTION 11.02. Periodic Exchange of Information. Endo and Lavipharm
                         --------------------------------
each agree that, during the Agreement Term, they shall meet ninety (90) days prior to the end of each Term Year to exchange (i) any additional material safety and health information concerning Final Products; (ii) information regarding Final Products that might have been developed or obtained during the preceding 12 months with respect to clinical trials and any results of such trials; (iii) information regarding any other tests conducted on any Final Products; and (iv) information concerning the commercial sale of Final Products, including geographic and market trends. In addition, Endo shall make reasonable efforts to furnish such other information as may be reasonably requested by Lavipharm from time to time.

          SECTION 11.03. Product Incidents. Each Party shall promptly inform the
                         -----------------
other of any material safety, health or ecological incidents related to Final Products. During the Agreement Term, each Party shall promptly inform the other upon becoming aware of any unusual or unexpected reactions or side effects attributable to any Final Products and/or any governmental action related thereto.

                                  ARTICLE XII
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

          SECTION 12.01. Representations and Warranties of Lavipharm. Lavipharm
                         -------------------------------------------
represents and warrants to Endo, as of the date hereof:

          (a) Lavipharm is a company duly incorporated under the laws of the State of New Jersey and has the power to execute and deliver, and to perform its obligations under, this Agreement;

          (b) The execution and delivery of this Agreement by Lavipharm and the performance by Lavipharm of each of its obligations hereunder has been duly authorized by all requisite action on the part of Lavipharm;

          (c) The execution, delivery and performance of this Agreement by Lavipharm does not (i) violate or conflict with any provision of its certificate of incorporation or by-laws or any similar organizational documents, (ii) conflict with or violate any law, regulation or governmental order applicable to it or any of their assets or (iii) conflict with, result in any breach of, constitute a default (or event which, with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any lien, encumbrance or any other charge on any of the assets or properties of Lavipharm pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Lavipharm is a Party or by which any of such assets or properties is bound, except, in the case of clauses (ii) and (iii), any such conflict, violation, breach, default or right, the existence of which, or any such consent the failure of which to obtain, would prevent Lavipharm from performing its obligations hereunder; and

          (d) This Agreement has been duly executed and delivered by Lavipharm and constitutes a legal, valid and binding obligation of Lavipharm, enforceable against Lavipharm in accordance with the terms hereof, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application that may affect the enforcement of creditors' rights generally and by general equitable principles.

          SECTION 12.02. Representations and Warranties of Endo.  Endo
                         --------------------------------------
represents and warrants to Lavipharm, as of the date hereof:

          (a) Endo is a corporation duly incorporated under the laws of Delaware and has the power to execute and deliver, and to perform its obligations under, this Agreement;

          (b) The execution and delivery of this Agreement by Endo and the performance by Endo of its obligations hereunder have been duly authorized by all requisite action on the part of Endo;

          (c) The execution, delivery and performance of this Agreement by Endo does not (i) violate, conflict with or result in the breach of any provision of the by-laws of Endo, (ii) conflict with or violate any law, regulation or governmental order applicable to Endo or any of its assets or
     (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any lien, encumbrance or any other charge on any of the assets or properties of Endo pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Endo is a party or by which any of such assets or properties is bound, except, in the case of clauses (ii) and (iii), any such conflict, violation, breach, default or right, the existence of which, or any such consent the failure of which to obtain, would prevent Endo from performing its obligations hereunder; and

          (d) This Agreement has been duly executed and delivered by Endo and constitutes a legal, valid and binding obligation of Endo, enforceable against Endo in accordance with the terms hereof, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application that may affect the enforcement of creditors' rights generally and by general equitable principles.

          SECTION 12.03. DISCLAIMER. EXCEPT AS EXPRESSLY PROVIDED HEREIN,
                         ----------
NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER MATTER WITH RESPECT TO ANY FINAL PRODUCT, WHETHER USED ALONE OR COMBINED WITH OTHER SUBSTANCES, OR OTHERWISE.

                                 ARTICLE XIII
                                INDEMNIFICATION
                                ---------------

          SECTION 13.01. Lavipharm's Indemnity. Lavipharm shall indemnify,
                         ---------------------
defend and hold Endo harmless from any and all suits, claims, actions, demands, liabilities, interest, awards, judgments, penalties, expenses, costs, damages or losses (including, without limitation, reasonable attorneys' fees and expenses) actually suffered or incurred (each, a "Loss") by Endo arising out of or
                                        ----
relating to the breach of any representation or warranty, covenant or agreement by Lavipharm contained in this Agreement.

          SECTION 13.02. Endo Indemnity. Endo shall indemnify, defend and hold
                         --------------
Lavipharm harmless from any and all Losses by Lavipharm arising out of or relating to the breach of any representation or warranty, covenant or agreement by Endo contained in this Agreement.

          SECTION 13.03. Indemnification Procedures. A Party seeking
                         --------------------------
indemnification pursuant to this Article 13 (the "Indemnified Party") shall give
                                                  -----------------
the other Party (the "Indemnifying Party") notice of any matter that the
                      ------------------
Indemnified Party has determined has given or could give rise to a right of indemnification pursuant to this Article 13 within fifteen (15) days of such determination, stating the amount of the Loss, if known, and method of computation thereof; provided, however, that the failure to provide such notice shall not
         --------  -------
release the Indemnifying Party from any of its obligations pursuant to this
Article 13 except to the extent that the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or liability that it may have to any Indemnified Party. The obligations and liabilities of the Indemnifying Party pursuant to this Article 13 with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article 13 ("Third Party
                                                                 -----------
Claims") shall be governed by and contingent upon the following additional terms
------
and conditions: if the Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim within fifteen (15) days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice
                      --------  -------
shall not release the Indemnifying Party from any of its obligations pursuant to this Article 13 except to the extent that the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or liability that it may have to any Indemnified Party. If the Indemnifying Party acknowledges in writing, within five (5) days of the receipt of such notice from the Indemnified Party, its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice; provided however, that if there exists, or is reasonably likely to
        -------- -------
exist, a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Party. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as are reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnified Party without the written consent of the Indemnifying Party.

          SECTION 13.04. Limitations on Lavipharm's Indemnity. Lavipharm shall
                          ------------------------------------
not be required to indemnify and hold harmless Endo under this Agreement to the extent that any Loss shall have resulted from the gross negligence or willful misconduct of Endo or any of Endo's agents, representatives, employees, directors, officers or Affiliates.

          SECTION 13.05. Endo Exclusive Remedy. Endo's exclusive remedy, and
                         ---------------------
Lavipharm's exclusive liability, for any and all Losses arising out of or resulting from any Final

Product that does not conform to the Product Specifications, the Packaging Specifications or constitutes a Defective Product delivered under this Agreement, or for delayed delivery or non-delivery of the Final Product, whether or not such liability is based on negligence, breach of warranty or breach of contract, shall be limited to the Transfer Price of the Product with respect to which such claim is made (plus transportation costs, if any, paid by Endo for such material) or, at Lavipharm's option, in the case of Final Product delivered under this Agreement, the replacement of such Final Product at Endo's destination.

          SECTION 13.06. Limitations on Endo's Indemnity. Endo shall not be
                         -------------------------------
required to indemnify and hold harmless Lavipharm under this Agreement to the extent that any Loss shall have resulted from the gross negligence or willful misconduct of Lavipharm or any of Lavipharm's agents, representatives, employees, directors, officers or Affiliates.

          SECTION 13.07. Special  Damages.  IN NO EVENT SHALL ANY PARTY BE
                         ----------------
LIABLE FOR SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, WHETHER OR NOT CAUSED BY OR RESULTING FROM THE NEGLIGENCE OF SUCH PARTY.

                                  ARTICLE XIV
                                 FORCE MAJEURE
                                 -------------
          SECTION 14.01. Notification of Force Majeure. In the event that any
                         -----------------------------
Party is affected by any circumstances beyond its reasonable control that prevents such Party from fulfilling its obligations, in whole or in part, under this Agreement in a timely manner (each a "Force Majeure Event"), such Party
                                           -------------------
(the "Non-Performing Party") shall notify the other Party as soon as reasonably
      --------------------
practicable of the nature and extent of such circumstances. Such Force Majeure Events, include, but are not limited to, fire, flood, epidemic, earthquake, explosion, accident, riot, war (declared or undeclared), blockade, embargo, act of public enemy, civil disturbance, labor dispute, strike, lockout, inability to secure sufficient labor, power, essential commodities, necessary equipment, adequate transportation facilities, or failure or non-availability of any other means for performance, and any applicable Law or any act of God.

          SECTION 14.02. Effect of Force Majeure. (a) No Party shall be deemed
                         -----------------------
to be in breach of this Agreement, or otherwise be liable to the other, by reason of any delay in the performance, or non-performance, of any of such Party's obligations under this Agreement, other than the payment of money, to the extent that such delay or non-performance is due to a Force Majeure Event, of which it has notified the other Parties, and the time for performance of such obligations shall be accordingly extended. The Non-Performing Party shall take all reasonable steps to minimize the loss to the other Parties as a result of delayed performance or non-performance. The Parties shall enter into good faith negotiations in order to minimize the effects of the Force Majeure Event or agree to such alternative arrangements as may be fair and reasonable to the Parties.

          (b) Where a Force Majeure Event prevents a Party from fulfilling its obligations under this Agreement, and such condition continues for a period of more than 60 days, any Party, upon written notice to the other Parties, may cancel the specific delivery or deliveries of the Final Product that is or are affected by such delay.

          SECTION 14.03. Cessation of Force Majeure. Upon the cessation of the
                         --------------------------
Force Majeure Event causing the delayed performance or non-performance of obligations under this Agreement, the Non-Performing Party shall resume performance of its obligations hereunder, unless such performance has been canceled or waived by the other Party in writing.

                                  ARTICLE XV
                                CONFIDENTIALITY
                                ---------------
          SECTION 15.01. Treatment of Confidential Information. During the
                         -------------------------------------
Agreement Term and for the period of ten (10) years after the expiration or termination of this Agreement, the receiving Party shall maintain Confidential Information in confidence, and shall not disclose, divulge or otherwise communicate such Confidential Information to others, or use it for any purpose, except pursuant to, and in order to carry out, the terms and objectives of this Agreement. The receiving Party hereby agrees to exercise every reasonable precaution to prevent and restrain the unauthorized disclosure of such Confidential Information by any of its directors, officers, employees, consultants, subcontractors, sublicensees or agents. Each Party hereby agrees to return to the other Party, upon demand, all Confidential Information in its possession or, upon demand, to destroy such Confidential Information and provide a certificate to the other Party of such destruction signed by an officer of the destroying Party. Endo shall not, at any time, make any attempt itself or on its own behalf through another Person, to reverse engineer any Product or use any Product for purposes other than those authorized pursuant to this Agreement.

          SECTION 15.02. Release from Restrictions.  The provisions of Section
                         -------------------------
15.01 shall not apply to any Confidential Information disclosed hereunder that:

         (a) is lawfully disclosed to the receiving Party by an independent, unaffiliated third party rightfully in possession of the Confidential Information and under no confidentiality or fiduciary obligation not to make disclosure;

          (b) becomes published or generally known to the public through no fault or omission on the part of the receiving Party; or

          (c) a Party is legally compelled to disclose; provided, however, that
                                                        --------  -------
     the receiving Party shall provide prompt written notice of such requirement to the disclosing Party so that the disclosing Party may seek a protective order or other remedy or waive compliance with Section 15.01; and provided
                                                                       --------
     further that in the event that such protective order or other remedy is not
     -------
     obtained or the disclosing Party waives compliance with Section 15.01, the receiving Party shall be permitted to furnish only that portion of such

     Confidential Information which is legally required to be provided and the receiving Party shall exercise its reasonable best efforts to obtain assurances that confidential treatment shall be accorded such information.

          SECTION 15.03.  Public Announcements and Publications.
                          -------------------------------------

          (a) Except as required by law, governmental regulation or by the requirements of any securities exchange on which the securities of a Party hereto are listed, no Party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement, including its existence, or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other Party, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

          (b) In the event that either Party shall desire to publish or otherwise publicly disclose any technical information related to Products developed pursuant to this Agreement prior to the issuance of appropriate patent protection, such Party shall submit such information to the Steering Committee for approval thereof, which approval shall be at the sole discretion of the Steering Committee. The Steering Committee shall consider, with due regard, any reasonable concerns expressed by either Party regarding the impact such publication may have on the business of such Party or such Party's Intellectual Property rights.

                                  ARTICLE XVI
                             TERM AND TERMINATION
                             --------------------

          SECTION 16.01.  Development Exclusivity Term. The term during which
                          ----------------------------
the development provisions of this Agreement shall be exclusive shall commence on the Effective Date, and shall terminate five (5) years thereafter, unless renewed pursuant to Section 16.02 (the "Development Exclusivity Term"). Upon
                                        ----------------------------
termination of the Development Exclusivity Term, the terms of Section 2.12 hereof shall immediately terminate.

          SECTION 16.02.  Renewal of Development Exclusivity Term. The
                          ---------------------------------------
Development Exclusivity Term may be renewed for additional five (5) year terms upon (i) mutual agreement of the Parties prior to the end of the then-current Development Exclusivity Term, and (ii) payment of the Renewal Fee by Endo to Lavipharm.

          SECTION 16.03.  License Term. The License Term shall commence as of
                          ------------
the Effective date and shall terminate upon the later of (i) the termination of the Development Exclusivity Term or (ii) the expiration of the last surviving Distribution Exclusivity Term (the "License Term").
                                    ------------

          SECTION 16.04.  Termination of Development Plan. If at any time after
                          -------------------------------
Lavipharm has commenced the development of a Product pursuant to a Development Plan, (i) such Development Plan is terminated by Endo for strategic reasons, or
(ii) Endo fails or
ceases to market a Final Product developed pursuant to such Development Plan, Lavipharm may, in lieu of terminating this Agreement pursuant to Section 16.06, require Endo to either (i) release Lavipharm from the exclusivity provisions under this Agreement in respect of all Products based on such Development Plan or such Final Product and transfer ownership of all related regulatory materials to Lavipharm, or (ii) pay Lavipharm an amount equal to all of the expenses for personnel (including severance payments, if any), materials and supplies that Lavipharm will be unable to recoup or reuse as a result of the termination of a Development Plan hereunder up to a maximum amount of $1,000,000, as compensation for its determination not to proceed with such Development Plan or such Final Product.

          SECTION 16.05. Term of Agreement. The term of this Agreement shall
                         -----------------
commence on the Effective Date and shall terminate upon termination of the License Term, unless earlier terminated in accordance with Section 16.06 (the "Agreement Term").

          SECTION 16.06. Termination. This Agreement may be terminated as
                         -----------
follows:

          (a) By any Party if, within 180 days of the Effective Date, the Steering Committee has not determined to proceed with development of at least one (1) transdermal Product and one (1) intra-oral Product pursuant to this Agreement;

          (b) By any Party if any other Party shall be in material breach of any representation, warranty, covenant or agreement contained in this Agreement and any such breach shall not have been remedied within 45 days after receipt of written notice from any other Party specifying such failure or, in the case of payments due, within 30 days after receipt of such notice. Such early termination of this Agreement by Endo or Lavipharm shall have no effect on any outstanding orders of any Final Product, and the Parties shall perform their obligations under this Agreement with respect to such outstanding orders and pay for them as if this Agreement had not been terminated;

          (c) By any Party, if any other Party should commence any case, proceeding or action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets; or, there shall be commenced against any Party any such case, proceeding or other action which results in the entry of an order for relief or any such adjudication or appointment remains undismissed, undischarged or unbonded for a period of thirty days.

          Termination pursuant to this Article 16 shall become effective on the date of receipt of the termination notice and without any prior judicial resolution.

          SECTION 16.07. Survival. The provisions of Sections 2.10, 2.11(d).
                         --------
2.11(e), 3.04, 3.05, 3.06, 9.05, 11.03, Article 4 (excluding Sections 4.01 and
4.13) and Articles 12, 13, 15, 16 and 17. Termination of this Agreement shall not affect the obligation of any Party to pay the other Party any amounts due hereunder, whether accrued prior to or after the termination date hereof.

                                 ARTICLE XVII
                                 MISCELLANEOUS
                                 -------------

          SECTION 17.01. Assignment. This Agreement, and the rights arising or
                         ----------
granted hereunder, may not be assigned, without the express written consent of the Party with (which consent may be granted or withheld in the sole discretion of a Party); provided, however, that either Party may assign this Agreement to
             --------  -------
any of its Affiliates, or to a third party in connection with a sale of substantially all of the assets or shares of each Party (or other merger, consolidation or reorganization), without the prior written consent of the other Party. No assignment hereunder shall serve to relieve any Party hereto of any of its duties or obligations under this Agreement.

          SECTION 17.02. Successors and Assigns. This Agreement shall be binding
                         ----------------------
upon and inure solely to the benefit of the Parties, their successors and permitted assigns, and nothing herein, express or implied, is intended or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever.

          SECTION 17.03. Notices. All notices, requests, demands, claims and
                         -------
other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

          (a)      if to Lavipharm:

                   Lavipharm Laboratories Inc.
                   69 Princeton-Hightstown Road
                   Hightstown, NJ 08520
                   Telecopy No.: (609) 371-6522
                   Attention: Zsolt Lavotha
                              President and CEO

                   With a copy to:

                   Lavipharm Laboratories Inc.
                   69 Princeton-Hightstown Road
                   Hightstown, NJ 08520
                   Telecopy No.: (609) 371-6522
                   Attention: Warren J. Hauser
                              General Counsel

          (b)      if to Endo:

                   Endo Pharmaceuticals Inc.
                   223 Wilmington West Chester Pike
                   Chadds Ford, PA 19317
                   Telecopy No.: 610-598-9684
                   Attention: Carol A. Ammon
                              President and CEO

                   With a copy to:

                   Endo Pharmaceuticals Inc.
                   223 Wilmington West Chester Pike
                   Chadds Ford, PA 19317
                   Telecopy No.: 610-598-9684
                   Attention: Osagie O. Imasogie
                              Senior Vice President, Business Development


          SECTION 17.04. Waiver. Any Party to this Agreement may (a) extend the
                         ------
time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties of the other Parties contained herein or in any document delivered by the other Parties pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other Parties contained herein. Failure of any Party to exercise or enforce any right hereunder upon one occasion shall not waive the right to exercise or enforce the same on another occasion.

          SECTION 17.05. Failure to Pay. Lavipharm reserves the right to suspend
                         --------------
further deliveries of the Product to Endo upon failure of Endo to make any payment for the Product in the time required pursuant to this Agreement. Payments due and unpaid under this Agreement shall bear interest from the date payment is due until payment is received by Lavipharm at the rate of twelve percent (12%) per annum or, if lower, the maximum rate legally applicable.

          SECTION 17.06. Amendment. This Agreement may not be amended or
                         ---------
modified except (a) by an instrument in writing signed by, or on behalf of, the Parties or (b) by a waiver in accordance with Section 17.04.

          SECTION 17.07. Entire Agreement. This Agreement constitutes the entire
                         ----------------
agreement of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and undertakings, whether oral or written. The Annexes hereto shall be deemed to be a part of and incorporated into this Agreement.

          SECTION 17.08. Governing Law and Mediation. This Agreement shall be
                         ---------------------------
governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts executed in and to be performed entirely within that state. All differences, disputes, controversies or claims arising in connection with any aspect of this Agreement, other than a matter where a Party may be entitled to injunctive relief, shall be first submitted to non-binding mediation with a mediator jointly agreed by the Parties. The costs of such mediation shall be borne equally by the parties. In the event that mediation fails to resolve the matter in dispute, a Party may commence appropriate legal action. For the purpose of any such action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, the parties hereto unconditionally and irrevocably agree and consent to the exclusive jurisdiction of, and service of process and venue in, the United States District Court for the Southern District of New York and the courts of the State of New York located in the County of New York and waive any objection with respect thereto, and further agree not to commence any such action, suit or proceeding except in such court.

          SECTION 17.09. Counterparts. This Agreement may be executed in one or
                         ------------
more counterparts, and by each Party in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          SECTION 17.10. Headings. The descriptive headings contained in this
                         --------
Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 17.11. No Joint Venture/Agency. Each Party shall perform its
                         -----------------------
obligations hereunder as an independent contractor. This Agreement or any arrangements hereunder, shall not create a joint venture, partnership, employee/employer or principal/agent relationship among the Parties. No Party shall have the authority, or represent that it has the authority, to assume or create any obligation, express or implied, on behalf of the other Parties, except as expressly provided in this Agreement.

          SECTION 17.12. Severability. If any term or other provision of this
                         ------------
Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon any determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

          SECTION 17.13. Expenses. Except as otherwise specified in this
                         --------
Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby, shall be paid by the Party incurring such costs and expenses.

          SECTION 17.14. No Implicit Rights. All of the rights granted hereunder
                         ------------------
are explicitly stated herein and nothing in this Agreement shall be construed to grant any implied rights whatsoever to either Party or its Affiliates.

          SECTION 17.15. Non-Solicitation. Each Party agrees not to solicit the
                         ----------------
employees or contractors of the other Party for employment for a period commencing on the Effective Date and extending to one (1) year after the expiration of the Development Exclusivity Term.

          SECTION 17.16. Further Assurances. Each Party agrees to execute any
                         ------------------
and all documents, at the request of the other Party, that may be required to confirm the rights granted under this Agreement, including, without limitation, the rights in, ownership of and licenses under Joint Intellectual Property.

          IN WITNESS WHEREOF, Lavipharm and Endo have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                              LAVIPHARM LABORATORIES INC.


                                              By      /s/ ZSOLT LAVOTHA
                                                ________________________________
                                                Name: Zsolt Lavotha
                                                Title: President & CEO

                                              ENDO PHARMACEUTICALS INC.


                                              By      /s/ CAROL A. AMMON
                                                ________________________________
                                                Name: Carol A. Ammon
                                                Title: President & CEO

                                   EXHIBIT A


                         Product Target Specifications


                                      ***

                                    EXHIBIT B


                            Product Development Plan


                                      ***